UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

AMERISOURCEBERGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (610) 727-7000

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.                               Amendments to Articles of Incorporation or Bylaws.

By-law Amendment

On January 22, 2016, the Board of Directors of AmerisourceBergen Corporation (the “Company”) amended and restated the Company’s bylaws to remove language in Section 3.13 providing that directors may be removed by the Company’s stockholders only for cause. Pursuant to the amended and restated bylaws the Company’s directors may be removed with or without cause.

The foregoing description is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Proposal to Amend the Company’s Certificate of Incorporation

On January 22, 2016, the Company’s Board of Directors recommended for stockholder approval an amendment that removes language in Section 5.05 of the Company’s certificate of incorporation providing that directors may be removed by the Company’s stockholders only for cause, so that members of the Board of Directors may be removed with or without cause.  On January 22, 2016, the Company’s Board of Directors also directed that the recommended amendment to the certificate of incorporation be proposed for stockholder approval no later than the Company’s 2017 annual meeting of stockholders, the date of which has not yet been determined.

Consistent therewith, and in light of a recent ruling by the Delaware Chancery Court not involving the Company, the Company will not enforce the “only for cause” director removal provision.

ITEM 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of January 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 22, 2016	/s/ Tim G. Guttman
Tim G. Guttman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of January 22, 2016).